Exhibit 10.33.3
PLEDGE AND SECURITY AGREEMENT
     This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of May 3, 2010, from the Persons who are, or may become, party hereto as pledgors (“Assignors” and each individually, a "Assignor”), in favor of FORTRESS CREDIT CORP., a Delaware corporation (“FCC”), in its capacity as Administrative Agent for the Secured Parties (as defined below) (together with its successors and assigns “Assignee”).
     WHEREAS, Assignors are the legal and beneficial owners of the partnership interests or limited liability company membership interests, as applicable (the “Pledged Equity Interests”), of each of the respective issuers of such Pledged Equity Interests (the “Issuers” and each individually, an "Issuer”), as more particularly described on Exhibit A attached hereto;
     WHEREAS, the transactions contemplated by this Agreement are being made in connection with that certain Credit Agreement dated as of May 3, 2010, by and among FelCor/CMB Buckhead Hotel, L.L.C., FelCor/CMB Marlborough Hotel, L.L.C., FelCor S-4 Hotels (SPE), L.L.C., DJONT/CMB Buckhead Leasing, L.L.C., DJONT/CMB FCOAM, L.L.C., DJONT/CMB Corpus Leasing, L.L.C., DJONT/CMB Orsouth Leasing, L.L.C., DJONT/CMB SSF Leasing, L.L.C., FelCor S-4 Leasing (SPE), L.L.C., and FCH/SH Leasing II, L.L.C., each a Delaware limited liability company, FelCor/CMB Orsouth Holdings, L.P., FelCor/CMB Corpus Holdings, L.P., and FelCor/CMB SSF Holdings, L.P., each a Delaware limited partnership, as borrowers (collectively, “Borrowers” and each a “Borrower”), Assignee, and the lenders from time to time party thereto (the “Lenders”), pursuant to which Lenders have agreed to made a loan (the “Loan”) to the Borrowers in the original principal sum of TWO HUNDRED TWELVE MILLION and 00/100 Dollars $212,000,000.00, as modified by that certain Letter Agreement dated as of the date hereof, by and among Assignee, Lenders, Borrowers and FelCor Lodging Limited Partnership (such agreement as so modified, and as the same may be amended, modified, or amended and restated from time to time, and including any replacements thereof, the “Loan Agreement”);
     WHEREAS, each Borrower is a special purpose entity owned directly or indirectly, in whole or in part, by FelCor Lodging Limited Partnership (“FelCor Op”) or its respective subsidiaries or affiliates, to make and administer various investments in Collateral Properties;
     WHEREAS, it is a condition to the making of the Loan that Assignors execute and deliver to Assignee a pledge agreement in substantially the form hereof as additional collateral to secure the Obligations under the Loan Agreement; and
     WHEREAS, Assignors, Issuers and Borrowers are part of a group of related companies, and Assignors have received and/or expect to receive substantial direct and indirect benefits from the making of the Loan (which benefits are hereby acknowledged).
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.
     All terms not specifically defined herein, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, shall have the meanings assigned to them therein. The following terms shall have the following meanings herein:
     Administrative Agent. As defined in the Loan Agreement.
     Agreement. See preamble.
     Assigned Interests. See Section 2.1.
     Assignee. See preamble.
     Assignor or Assignors. See preamble.
     FCC. See preamble.
     Borrower or Borrowers. See preamble.
     Business Day. As defined in the Loan Agreement.
     Cash Collateral. See Section 4.2.
     Cash Collateral Account. See Section 4.2.
     Collateral. The Assigned Interests, the Cash Collateral, the Cash Collateral Account and all other property now or hereafter pledged or assigned to Assignee by Assignors hereunder, and all income therefrom, increases therein and proceeds thereof.
     Collateral Property. As defined in the Loan Agreement.
     Constituent Document. (a) With respect to an Issuer that is a limited liability company, the operating agreement of such Issuer, as the same may be further amended or amended and restated from time to time; and (b) with respect to an Issuer that is a partnership, the partnership agreement of such Issuer, as the same may be further amended or amended and restated from time to time.
     Default Rate. As defined in the Loan Agreement.
     Equity Interests. As defined in the Loan Agreement.
     Event of Default. See Section 5.1.
     FelCor Op. See preamble.
     Issuer or Issuers. See preamble.
     Law. As defined in the Loan Agreement.

     Lenders. See preamble.
     Lien. As defined in the Loan Agreement.
     Loan. See preamble.
     Loan Agreement. See preamble.
     Loan Documents. As defined in the Loan Agreement.
     Obligations. As defined in the Loan Agreement.
     Person. As defined in the Loan Agreement.
     Pledged Equity Interests. See preamble.
     Secured Parties. As defined in the Loan Agreement.
     Time Deposits. See Section 4.2.
2. PLEDGE.
     2.1 Grant of Security Interest. Each Assignor hereby pledges, grants a security interest in, mortgages, and collaterally assigns and transfers to Assignee, for the benefit of the Secured Parties, as security for the payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, all the right, title and interest of such Assignor in and to the Pledged Equity Interests, wherever located and whether now owned or existing or hereafter acquired or arising, including, without limitation: (a) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to such Assignor on account of its interest as a partner or member, as the case may be, in the applicable Issuer; (b) all of such Assignor’s rights and interests as a partner or member under the applicable Constituent Document, including all voting rights and all rights to grant or withhold consents or approvals in its capacity as a partner or member; (c) all rights as a partner or member of access and inspection to and use of all books and records, including computer software and computer software programs, of the applicable Issuer; (d) all other rights, interests, property or claims to which such Assignor may be entitled in its capacity as a partner or member of the applicable Issuer; and (e) all proceeds and products of any of the foregoing (all of the foregoing rights, title and interest described in the foregoing clauses (a) through (e), together with the Pledged Equity Interests, being herein referred to collectively as the “Assigned Interests”).
     2.2 Pledge of Cash Collateral Account. Each Assignor also hereby pledges and assigns to Assignee, for the benefit of the Secured Parties, and grants to Assignee, for the benefit of the Secured Parties, a security interest in, all the right, title and interest of such Assignor, whether now owned or existing or hereafter acquired or arising, in and to the Cash Collateral Account and all of the Cash Collateral, subject to the terms of this Agreement.

     2.3 Waiver of Certain Constituent Document Provisions.
     (a) Each Assignor irrevocably waives any and all provisions of the Constituent Document that (i) prohibit, restrict, condition or otherwise affect the grant hereunder of any lien, security interest or encumbrance on any of the Collateral or any enforcement action which may be taken in respect of any such lien, security interest or encumbrance, including without limitation, the transfer of ownership of the Pledged Equity Interests to Assignee; or (ii) otherwise conflict with the terms of this Agreement.
     (b) Each Issuer shall consent to the pledge and grant given hereby by execution and delivery of an Acknowledgment and Consent in the form attached hereto as Exhibit C.
     2.4 Authorization to File Financing Statement. Each Assignor hereby authorizes Assignee to file in any Uniform Commercial Code filing office a financing statement naming such Assignor as the debtor and indicating the Collateral as the collateral. The financing statement may indicate some or all of the collateral on the financing statement, whether specifically or generally.
     2.5 Delivery of Certificates. All of the certificates, if any, for the Pledged Equity Interests, accompanied by appropriate instruments of assignment thereof duly executed in blank by each Assignor, have been delivered to Assignee.
     2.6 Additional Interests. In case any Assignor shall acquire any additional Pledged Equity Interests in an Issuer, or any other Equity Interests exchangeable for or convertible into Pledged Equity Interests or partnership or membership interests of an Issuer, whether by purchase, dividend, split or otherwise, then (a) such Pledged Equity Interests and other Equity Interests shall automatically be subject to the pledge, assignment and security interest granted to Assignee, for the benefit of the Secured Parties, under this Agreement and the Assigned Interests as such term is used herein shall include such additional Pledged Equity Interests and additional Equity Interests and (b) the applicable Assignor shall deliver to Assignee forthwith any certificates therefor, accompanied by appropriate instruments of assignment duly executed by Assignor in blank and such Assignee may update Exhibit A hereto to reflect such additional Pledged Equity Interests or Equity Interests. In any event, on the last day of each calendar quarter, Assignors shall update Exhibit A hereto to reflect the Pledged Equity Interests then owned by each Assignor, if such updates are necessary to reflect changes thereto and Assignors and Assignee shall make deliveries of the certificates for the Pledged Equity Interests pledged under this Agreement so that such certificates are reconciled with such updated Exhibit A.
3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNORS.
     3.1 Representations and Warranties. Each Assignor hereby represents and warrants to Assignee as follows:
     (a) Each Issuer is duly organized or formed, validly existing, and, as applicable, in good standing under the Laws of the jurisdiction of its organization or formation and in all other jurisdictions where such Issuer does business; its Constituent Document is in full force and effect; each Assignor is a duly constituted partner or member of such Issuer pursuant to such Constituent Document; the persons and entities listed as partners or members in the applicable Constituent Document and its related certificates and schedules are the only partners or members of such Issuer; and the Pledged Equity Interests are validly issued, non-assessable and, except as set forth in Section 3.1(g), fully paid partnership or membership interests in such Issuer.
     (b) Each Assignor has full right, power and authority to make this Agreement (including the provisions enabling such Assignee or its nominee, upon the occurrence of an Event of Default, to exercise the voting or other rights provided for herein), under the applicable Constituent Document and under applicable Law, without the consent, approval or authorization of, or notice to, any other Person, including any regulatory authority or any Person having any interest in Issuers, other than any consents to this Agreement required to be given by the other partners or members under the Constituent Document, which consents, if any, have been duly received.
     (c) The execution, delivery, and performance of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary partnership or limited liability company proceedings, as applicable, on behalf of each Assignor, (ii) do not conflict with or result in any breach or contravention of any applicable Law, regulation, judicial order or decree to which such Assignor is subject, (iii) do not conflict with or violate any provision of the certification of formation or other organizational documents of such Assignor, and (iv) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage or indenture to which such Assignor is party or subject, or to which any of its assets are subject.
     (d) This Agreement has been duly executed and delivered by each Assignor and is the legal, valid, and binding obligation of such Assignor enforceable against it in accordance with the terms hereof except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any case or proceeding therefor may be brought.
     (e) Each Assignor is the sole, direct, legal and beneficial owner of its respective Assigned Interests, which Assigned Interests, together with the Assigned Interests of each of the other Assignors, constitute (except as disclosed in Exhibit B attached hereto) one hundred percent (100%) of the Equity Interests in the respective Issuer as described in Exhibit A hereto, and has good and marketable title thereto, free and clear of any Lien other than the Liens granted to Assignee hereunder; and the Liens hereunder constitute valid and perfected first priority Liens and security interests.
     (f) Each Assignor’s type and jurisdiction of organization and such Assignor’s tax identification number and organizational identification number, if such Assignor has one, is set forth below such Assignor’s signature to this Agreement. Each Assignor’s principal place of business, chief executive office, and the place where its records concerning the Collateral are kept is set forth as its address below such Assignor’s signature to this Agreement. The exact legal name of each Assignor is set forth in Exhibit A hereto.
     (g) Each Assignor has no obligation to make any contribution, capital call or other payment to the applicable Issuer with respect to the Assigned Interests.
     (h) The copy of each Issuer’s Constituent Document delivered to Assignee is a true, correct, and complete copy thereof, and each such Constituent Document has not been amended or modified in any respect, except for such amendments or modifications as are attached to the copy thereof delivered to Assignee.
     (i) The Pledged Equity Interest of each Assignor in the applicable Issuer is a general intangible governed by Article 9 of the Uniform Commercial Code of the jurisdiction in which such Issuer is organized. The partnership or membership interest, as applicable, of each Assignor in the applicable Issuer is a not a “security” governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Issuer is organized.
     3.2 Covenants. Each Assignor covenants to Assignee as follows:
     (a) No Assignor will permit or agree to any amendment or modification of each applicable Constituent Document (except for ministerial or other non-substantive amendments or modifications) as in effect on the date hereof (or other governing document with respect to the Assigned Interests), or waive any rights or benefits under such Constituent Document (or such other governing document), without the prior written consent of Assignee.
     (b) Except as permitted by the Loan Documents, no Assignor will sell, dispose of or assign, beneficially or of record, or grant, create, permit or suffer any lien or encumbrance on, any of the Assigned Interests, or withdraw as a partner or member of the applicable Issuer, in each case without the prior written consent of Assignee.
     (c) Without the prior written consent of Assignee, no Assignor shall cast any vote or give or grant any consent, waiver or ratification or take any other action which could reasonably be expected to (i) directly or indirectly authorize or permit the dissolution, liquidation or sale of an Issuer, whether by operation of Law or otherwise, (ii) have the result of materially and adversely affecting any of Assignee’s rights under this Agreement, (iii) violate the terms of this Agreement or any of the other Loan Documents, (iv) have the effect of impairing the validity, perfection or priority of the security interest of Assignee in any manner whatsoever, or (v) cause an Event of Default.
     (d) Each Assignor will comply with all laws, regulations, judicial orders or decrees applicable to the Collateral or any portion thereof, and perform and observe its duties under the applicable Constituent Document or other governing documents with respect to the Assigned Interests.
     (e) Each Assignor will (i) keep and maintain at its own cost and expense at its principal place of business satisfactory and complete records of the Collateral including a record of all payments received and all other dealings of a material nature with the Collateral, and (ii) mark its books and records pertaining to the Collateral and its books and records kept in its jurisdiction of organization to evidence this Agreement and the liens and security interests granted hereby.
     (f) Each Assignor will pay promptly when due any taxes, assessments, and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind except that no such charge need be paid if (i) the validity thereof is being diligently contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any danger of the sale, forfeiture, or loss of any of the Collateral or any interest therein; and (iii) such charge is adequately reserved against in a manner acceptable to Assignee.
     (g) Assignors will advise Assignee promptly, in reasonable detail, of (i) any lien, charge, claim or other encumbrance made or asserted against any of the Collateral; (ii) any material change in the composition of the Collateral; (iii) the occurrence of any other event or condition which to their knowledge would have a material effect on the validity, perfection or priority of the liens and security interests granted hereunder; and (iv) any bankruptcy or litigation case or proceeding relating to any of the Collateral.
     (h) Each Assignor shall not (i) change its type or jurisdiction of organization or, if it has one, its organizational identification number, (ii) change its principal place of business or chief executive office or the location of the records concerning the Collateral without giving thirty (30) days prior written notice to Assignee and taking such actions as may be necessary or appropriate in the reasonable opinion of Assignee duly to perfect and continue the perfection of Assignee’s first priority lien and security interest in the Collateral pursuant to the laws of any jurisdiction into which such place of business, chief executive office, or records is or are transferred, and (iii) change its name in any matter that might make any financing statement filed hereunder misleading or invalid unless the applicable Assignor shall have notified Assignee thereof and taken all such actions as may be necessary or appropriate in the reasonable opinion of Assignee to make any financing statement filed in favor of Assignee not misleading or invalid.
     (i) Each Assignor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and that of the applicable Issuer, the power and authority of each of such Assignor and the applicable Issuer to own its property and carry on its business, the qualification of each of such Assignor and the applicable Issuer to do business in its jurisdiction of organization, and the qualification of each of such Assignor and the applicable Issuer to do business in each other jurisdiction where such qualification is necessary except where the failure so to qualify would not have a material adverse effect on the rights and interests of Assignee hereunder.
     (j) With respect to any Assigned Interests, no Assignor shall opt in, or vote to amend the applicable Constituent Document to opt in, to Article 8 of the Uniform Commercial Code without Assignee’s prior written consent.

     (k) Each Assignor will promptly deliver to Assignee, or cause the applicable Issuer or any other entity issuing the respective Assigned Interests to deliver directly to Assignee, partnership or membership interest certificates, if any and as applicable, representing any Assigned Interest acquired or received after the date of this Agreement with a transfer power duly executed by such Assignor in blank.
4. RIGHTS OF ASSIGNEE
     4.1 Assignee Appointed Attorney-in-Fact. Each Assignor hereby irrevocably constitutes and appoints Assignee, its successors and assigns, its true and lawful attorney-in-fact, with full power and authority and with full power of substitution, at the expense of such Assignor, either in Assignee’s own name or in the name of such Assignor, at any time and from time to time, in each case as Assignee in its sole discretion may determine (i) to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and (ii) upon the occurrence and during the continuance of an Event of Default:
     (a) to take any action and execute any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof;
     (b) to ask, demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all sums or properties that may be or become due, payable, or distributable in respect of the Collateral or that constitute a part thereof, with full power to settle, adjust, or compromise any claim thereunder or therefor as fully as the applicable Assignor could do;
     (c) to endorse or sign the name of the applicable Assignor on all instruments given in payment or in part payment thereof and all documents of satisfaction, discharge, or receipt required or requested in connection therewith; and
     (d) to file or take any action or institute any case or proceeding that Assignee may deem necessary or appropriate to collect or otherwise realize upon any or all of the Collateral, or effect a transfer thereof, or that may be necessary or appropriate to protect and preserve the right, title, and interest of Assignee in and to the Collateral and the security intended to be afforded hereby.
     4.2 Cash Collateral Account. Unless applied by Assignee to Obligations then due and payable, all sums of money that are paid to Assignee pursuant to this Agreement with respect to the Collateral, but expressly excluding any amounts that are paid under the provisions of Article III of the Loan Agreement, shall be deposited into an interest bearing account with Assignee or another financial institution selected by Assignee in its sole discretion (the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including certificates of deposit issued by Assignee or another financial institution selected by Assignee in its sole discretion (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”) that are satisfactory to Assignee, provided, in any such case, arrangements satisfactory to Assignee are made to perfect, and to ensure the first priority of, its lien and security interest in such Time Deposits. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits, and any and all proceeds of any thereof are hereinafter referred to as the “Cash Collateral.” If the Cash Collateral Account is not maintained with Assignee, each Assignor shall, at Assignee’s request and option, pursuant to an agreement in form and substance satisfactory to Assignee, either (a) cause the depositary bank with which the Cash Collateral Account is maintained to agree to comply at any time with instructions from Assignee to such depositary bank directing the funds comprising the Cash Collateral, without further consent of Assignee, or (b) arrange for Assignee to become the customer of such depositary bank with respect to the Cash Collateral Account.
     4.3 Distributions, Conversion, Voting, etc. So long as no Event of Default shall have occurred and be continuing and to the extent permitted under the Loan Agreement, Assignors shall be entitled to:
     (a) receive all cash and other distributions paid in respect of the Assigned Interests authorized by or not made in violation of the Loan Agreement;
     (b) exercise any voting rights relating to the Assigned Interests; and
     (c) give consents, waivers, approvals, and ratifications in respect of the Assigned Interests.
All such rights of Assignors to receive cash and other distributions shall cease if an Event of Default shall have occurred and be continuing, except to the extent permitted under the Loan Agreement, and Assignors shall (i) at the request of Assignee, issue appropriate instructions that any such distributions be paid directly to Assignee or to such account as Assignee may designate, and (ii) hold in trust for Assignee and immediately pay over to Assignee any such distributions received by any Assignor, except to the extent permitted under the Loan Agreement. All such rights of Assignors referred to in clauses (b) and (c) above shall, at Assignee’s sole option, as evidenced by Assignee’s notifying the applicable Assignor in writing of its exercise of such option, cease in case an Event of Default shall have occurred and be continuing.
     4.4 No Assignment of Duties. This Agreement constitutes an assignment of the Assigned Interests and the other Collateral only and not an assignment of any duties or obligations of Assignors with respect thereto, and by its acceptance hereof and whether or not Assignee shall have exercised any of its rights or remedies hereunder, Assignee does not undertake to perform or discharge, and shall not be responsible or liable for the performance or discharge of, any such duties or responsibilities, including, without limitation, for capital calls. Each Assignor agrees that, notwithstanding the exercise by Assignee of any of its rights hereunder, each such Assignor shall remain liable for the full and prompt performance of all of such Assignor’s obligations and liabilities under the respective Constituent Document. Under no circumstances shall Assignee or any holder of any of the Obligations as such be deemed to be a partner or member of Issuers by virtue of the provisions of this Agreement unless expressly agreed to in writing by Assignee. Without limiting the generality of the foregoing, Assignee shall have no partnership or limited liability company fiduciary duty to Assignors, whether by virtue of the security interests and liens hereunder, or any enforcement action in respect of such security interests and liens, unless and until Assignee is admitted to the applicable Issuer, as applicable as a substitute partner or member after exercising enforcement rights under Section 9-610 or Section 9-620 of the Uniform Commercial Code in effect in the State of New York, or otherwise.
5. EVENTS OF DEFAULT.
     5.1 Events of Default. Any one or more of the following events shall constitute an “Event of Default” hereunder:
     (a) Each Assignor shall fail to perform any of its obligations under the applicable Constituent Document that results in a default thereunder following the expiration of any applicable notice and cure periods; or
     (b) The occurrence of any Event of Default (as defined in the Loan Agreement).
6. REMEDIES.
     6.1 Remedies. During the continuance of an Event of Default, Assignee shall have, in addition to the rights, powers and authorizations to collect the sums assigned hereunder, all rights and remedies of a secured party under the Uniform Commercial Code and under other applicable Law with respect to the Assigned Interests and any other Collateral hereunder, including, without limitation, the following rights and remedies:
     (a) if Assignee so elects and gives written notice of such election to an Assignor, Assignee may, in its sole discretion, (i) exercise any voting rights relating to the Assigned Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) of such Assignor for any lawful purpose, including for the amendment or modification of the applicable Constituent Document or other governing documents or the liquidation of the assets of the applicable Issuer, (ii) give all consents, waivers, approvals, and ratifications in respect of such Assigned Interests, and (iii) otherwise act with respect thereto as though it were the outright owner thereof (the applicable Assignor hereby irrevocably constituting and appointing Assignee the proxy and attorney-in-fact of such Assignor, with full power and authority of substitution, to do so);
     (b) Assignee may, in its sole discretion, demand, sue for, collect, compromise, or settle any rights or claims in respect of any Collateral, as attorney-in-fact pursuant to Section 4.1 or otherwise;
     (c) (i) Assignee may, in its sole discretion, sell, resell, assign, deliver, or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, in such manner, at such place or places, at such time or times, and to such persons or entities as Assignee thinks expedient, all without demand for performance by the applicable Assignor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by applicable Law; and (ii) at the time of any such sale or other disposition, Assignee or its nominee or any purchaser of the Collateral at a foreclosure sale may, in its sole discretion, cause the applicable Issuer to make an election under Section 754 of the Internal Revenue Code as to the basis of any Assigned Interest being sold or otherwise disposed of;
     (d) Assignee may, in its sole discretion, cause all or any part of the Assigned Interests held by it to be transferred into its name or the name of its nominee or nominees; and
     (e) Assignee may, in its sole discretion, set off against the Obligations or place an administrative hold or freeze on any and all sums deposited with it or held by it, including any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by Assignee, with any withdrawal penalty relating to Time Deposits being an expense of collection.
     6.2 Remedies Not Exclusive. No single or partial exercise by Assignee of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Each right, power and remedy herein specifically granted to Assignee or otherwise available to it shall be cumulative, and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise. Each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time and as often and in such order as may be deemed expedient by Assignee in its sole discretion.
     6.3 Public Sale. In the event of any sale or other disposition of the Collateral as provided in Section 6.1(c), Assignee shall give to the applicable Assignor at least five (5) Business Days’ prior written notice of the time and place of any public sale or other disposition of the Collateral or of the time after which any private sale or any other disposition is to be made. Each Assignor hereby acknowledges that five (5) Business Days’ prior authenticated notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. Assignee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by Law, regulation, judicial order or decree or otherwise (all of which are hereby expressly waived by each Assignor, to the fullest extent permitted by Law). Assignee may buy any part or all of the Collateral at any public sale or other disposition and if any part or all of the Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of a type which is the subject of widely-distributed standard price quotations, Assignee may buy at private sale or other disposition and may make payments thereof by any means. Assignee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, to reasonable attorneys’ fees, travel, and all other expenses which may be incurred by Assignee in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any case or proceeding related to this Agreement, and then to the Obligations in accordance with the requirements of the Loan Agreement.
     6.4 Private Sale. Each Assignor recognizes that Assignee may be unable to effect a public sale or other disposition of the Collateral by reason of the lack of a ready market for the

Collateral, of the limited number of potential buyers of the Collateral or of certain prohibitions contained in the Securities Act of 1933, state securities laws, and other applicable Laws, and that Assignee may be compelled to resort to one or more private sales or other dispositions thereof to a restricted group of purchasers. Each Assignor agrees that any such private sales or other dispositions may be at prices and other terms less favorable to the seller than if sold at public sales or other dispositions and that such private sales or other dispositions shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. Assignee shall be under no obligation hereunder or otherwise (except as provided by applicable Law) to delay a sale or other disposition of any of the Collateral for the period of time necessary to permit the registration of such securities for public sale or other public disposition under the Securities Act of 1933 and applicable state securities Laws. Any such sale or other disposition of all or a portion of the Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale or other disposition where Assignee or any other person or entity may be the purchaser of all or part of the Assigned Interests so sold or otherwise disposed of. Each Assignor agrees that to the extent notice of sale or other disposition shall be required by Law, at least five (5) Business Days’ prior notice to the applicable Assignor of the time and place after which any private sale is to be made shall constitute reasonable notification. Subject to the foregoing, Assignee agrees that any sale or other disposition of the Assigned Interests shall be made in a commercially reasonable manner. Assignee shall incur no liability as a result of the sale or other disposition of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this Section 6.4. Each Assignor hereby waives, to the extent permitted by applicable Law, any claims against Assignee arising by reason of the fact that the price at which any of the Collateral, or any part thereof, may have been sold or otherwise disposed of at such private sale was less than the price that might have been obtained at a public sale or other public disposition, even if Assignee accepts the first offer deemed by Assignee in good faith deemed to be commercially reasonable under the circumstances and does not offer any of the Collateral to more than one offeree.
     6.5 Title. Nothing contained in this Agreement shall be construed to require Assignee to take any action with respect to the Assigned Interests, whether by way of foreclosure or otherwise and except as required by the Constituent Document, in order to permit Assignee to become a substitute partner or member of an Issuer under its Constituent Document.
7. ASSIGNMENT NOT AFFECTED BY OTHER ACTS.
     Each Assignor acknowledges and agrees that the security interests and collateral assignments herein provided for shall remain in full force and effect and shall not be impaired by any acceptance by Assignee of any other collateral security for or guaranty of any of the Obligations, or by any failure or neglect or omission on the part of Assignee to realize upon, collect or protect any Obligations or any Collateral. The security interests and collateral assignments herein provided for shall not in any manner be affected or impaired by any renewal, extension, modification, amendment, waiver, or restatement of any of the Obligations or of any collateral security therefor, or of any guaranty thereof, each Assignor hereby waiving any and all suretyship defenses to the extent otherwise applicable. In order to sell or otherwise dispose of or otherwise realize upon the security interests and assignments herein granted and provided for, and exercise the rights granted Assignee hereunder and under applicable Law, there shall be no obligation on the part of Assignee at any time to first resort for payment to any guarantors of the

Obligations or any part thereof or to resort to any other collateral security, property, liens or other rights or remedies whatsoever, and Assignee shall have the right to enforce the security interests and collateral assignments herein provided for irrespective of whether or not other proceedings are pending for realization upon or from any of the foregoing.
8. MISCELLANEOUS.
     8.1 Additional Instruments and Assurances. Each Assignor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as Assignee may reasonably request to effect the purposes of this Agreement and to secure to Assignee the benefits of all rights and remedies conferred upon Assignee by the terms of this Agreement.
     8.2 Release. If and only if all of the obligations under the Loan Agreement shall have been indefeasibly paid, performed, and discharged in full in cash, or the security interest in the Collateral otherwise shall have been released by the Administrative Agent in accordance with the Loan Agreement, the lien and security interest created hereby shall be automatically released with respect to all Secured Parties and Assignee shall, upon demand and at the sole expense of Assignor, deliver, file or record the proper instrument or instruments to evidence such release, and such release shall be binding upon all of the Secured Parties notwithstanding that Obligations may then be outstanding.
     8.3 Assignee’s Exoneration. Under no circumstances shall Assignee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceeding arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral and (b) if an Event of Default shall have occurred and be continuing, to act in a commercially reasonable manner in exercising its rights and remedies with respect to the Collateral. Subject to the foregoing, Assignee shall not be required to take any action of any kind to collect, preserve or protect its or Assignors’ rights in the Collateral.
     8.4 No Waiver, etc. Any term of this Agreement may be amended or modified with, but only with, the written consent of Assignors and Assignee. Any term of this Agreement may be waived by a writing executed by the party to be charged with such waiver. No act, failure, or delay by Assignee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Assignee of any default, right, or remedy that it may have shall operate as a waiver of any other default, right, or remedy or of the same default, right, or remedy on a future occasion.
     8.5 Waiver By Assignors. Each Assignor hereby waives presentment, notice of dishonor, and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Loan Agreement or for notices required in connection with judicial proceedings).
     8.6 Notice, etc. All notices, requests, and other communications hereunder shall be made and effective in the manner and at the address set forth on the signature pages hereto or at such other address as may be set forth or in a notice from the notifying party to the other parties hereto.
     8.7 Overdue Amounts. Until paid, all amounts due and payable by Assignors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate.
     8.8 Governing Law; Consent to Jurisdiction. This Agreement is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the Laws of the State of New York. EACH ASSIGNOR AGREES THAT ANY PROCEEDING FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK OR ANY APPELLATE COURT FROM ANY THEREOF, AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BEING MADE UPON ASSIGNORS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 8.6. EACH ASSIGNOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING OR ANY SUCH COURT OR THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT.
     8.9 Waiver of Jury Trial. EACH ASSIGNOR AND ASSIGNEE HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.
     8.10 Limitation of Liability. Except as prohibited by applicable Law, each of Assignors and Assignee waives any right which it may have to claim or recover in any proceeding referred to in the preceding sentence any special, exemplary, or punitive damages or any damages other than, or in addition to, actual or consequential damages. Each Assignor (a) certifies that neither Assignee nor any representative, agent, or attorney of Assignee has represented, expressly or otherwise, that Assignee would not, in the event of any proceeding, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into this Agreement, Assignee is relying upon, among other things, the waivers and certifications contained in this Section 8.10.
     8.11 Severability and Enforceability. All provisions hereof are severable and the invalidity or unenforceability of any of such provisions shall in no manner affect or impair the validity and enforceability of the remaining provisions hereof.
     8.12 Successors and Assigns. This Agreement shall be binding upon Assignors and upon the legal representatives, successors and assigns of an Assignor and shall inure to the benefit of Assignee and its successors and assigns.

     8.13 Counterparts. This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     8.14 Entire Agreement. THIS AGREEMENT AND THE LOAN DOCUMENTS AND ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH EXPRESS THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. NEITHER THIS AGREEMENT NOR ANY TERMS HEREOF MAY BE CHANGED, WAIVED OR TERMINATED EXCEPT BY A WRITING SIGNED BY EACH PARTY HERETO.
[Signature pages follow]

     IN WITNESS WHEREOF, Assignors and Assignee have executed this Agreement as of the date first above written, as an instrument under seal.
ASSIGNORS:

DJONT OPERATIONS, L.L.C., a Delaware limited liability company
By:	/s/ Jeffrey D. Symes
	Name:	Jeffrey D. Symes
	Title:	Vice President

Type of organization: limited liability company
Jurisdiction of organization: Delaware
Tax identification number: 75-2547551
Organizational identification number (or state “none” if the jurisdiction does not issue one): Delaware - 2415165

Address:

545 E. John Carpenter Freeway, Suite 1300
Irving, TX 75062-3933
Fax No. (972) 444-4949
Attention: General Counsel
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
Signature Page to
Pledge and Security Agreement

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership,

By:	FelCor Lodging Trust Incorporated, its General Partner

By:	/s/ Jeffrey D. Symes
	Name:	Jeffrey D. Symes
	Title:	Vice President

Type of organization: limited partnership
Jurisdiction of organization: Delaware
Tax identification number: 75-2544994
Organizational identification number (or state “none” if the jurisdiction does not issue one): Delaware - 2404748

Address:

545 E. John Carpenter Freeway, Suite 1300
Irving, TX 75062-3933
Fax No. (972) 444-4949
Attention: General Counsel
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
Signature Page to
Pledge and Security Agreement

FELCOR TRS HOLDINGS, L.L.C., a Delaware limited liability company
By:	/s/ Jeffrey D. Symes
	Name:	Jeffrey D. Symes
	Title:	Vice President

Type of organization: limited liability company
Jurisdiction of organization: Delaware
Tax identification number: 75-2916176
Organizational identification number (or state “none” if
the jurisdiction does not issue one): Delaware —
4378932

Address:

545 E. John Carpenter Freeway, Suite 1300
Irving, TX 75062-3933
Fax No. (972) 444-4949
Attention: General Counsel
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
Signature Page to
Pledge and Security Agreement

FELCOR/CSS HOLDINGS, L.P. a Delaware limited partnership,

By:	FelCor/CSS Hotels, L.L.C., its General Partner

By:	/s/ Jeffrey D. Symes
	Name:	Jeffrey D. Symes
	Title:	Vice President

Type of organization: limited partnership
Jurisdiction of organization: Delaware
Tax identification number: 75-2620463
Organizational identification number (or state “none” if the jurisdiction does not issue one): Delaware - 2543416

Address:

545 E. John Carpenter Freeway, Suite 1300
Irving, TX 75062-3933
Fax No. (972) 444-4949
Attention: General Counsel
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
Signature Page to
Pledge and Security Agreement

ASSIGNEE:

FORTRESS CREDIT CORP.,
a Delaware corporation,
as Administrative Agent

By:	/s/
Name:
Title:

Address:

Fortress Credit Corp.
c/o Drawbridge Special Opportunities Fund LP
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Signature Page to
Pledge and Security Agreement